Exhibit 10.23
Stock Option Agreement Amendment
     This Stock Option Agreement Amendment is made as of this ___ 26th___ day of December, 2006 (this “Amendment”), between AVALON PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and GARY LESSING (“Executive” and together with the Company, the “Parties”).
     WHEREAS, the Company has granted to Executive options to purchase shares of the Company’s common stock under one or more stock option agreements attached hereto (each such option agreement being hereinafter referred to as an “Option Agreement” and each such option awarded thereunder to Executive being hereinafter referred to as an “Option”); and
     WHEREAS, in consideration of Executive’s continued employment with the Company, the Parties want to amend the Option Agreements on the terms and conditions set forth in this Amendment.
     Now, therefore, in consideration of the foregoing, the Parties agree as follows:
     1. Each Option Agreement is hereby amended to provide that, contingent upon the achievement or occurrence of any Milestone (as defined below), and notwithstanding any statement to the contrary contained in any Option Agreement, following the termination of Executive’s employment with the Company for any reason (other than for “cause,” as defined in each applicable Option Agreement, as amended):
          (a) All Options vested as of the date of such termination of employment (or that shall become vested on account of such termination or that shall subsequently vest in accordance with paragraph (b) below) shall remain exercisable for a period of time equal to the lesser of (i) thirty-nine (39) months following the date of such termination, and (ii) the unexpired term of such Option as set forth in the applicable Option Agreement (disregarding for purposes of this clause (ii) any provisions set forth in the applicable Option Agreement relating to the period of exercise of such Option following the termination of Executive’s employment with the Company); and
          (b) To the extent any Option Agreement provides for vesting of Options contingent upon the achievement by the Company or Executive of any “performance milestone(s)” (i.e., vesting is contingent upon the achievement of certain specified corporate or individual goals rather than Executive’s continued employment with the Company for a specified period of time), Executive shall continue to be entitled to the vesting of such Options in accordance with the terms of such Option Agreement upon the achievement of such performance milestones, notwithstanding Executive’s prior termination of employment with the Company.
     2. As used herein, the term “Milestone” means any one or more of the following: (A) the continued employment of Executive by the Company from the date hereof until the one year anniversary of the date hereof (the “Completion Date”), (B) the closing of an equity financing by the Company with a total offering size that exceeds $10,000,000 within nine (9)

months following the date hereof; provided Executive continues to be employed by the Company through the closing of such financing, or (C) Executive’s employment is terminated by the Company without “Cause” (as defined in Executive’s employment agreement, as amended) or Executive terminates his employment with the Company for “Good Reason” (as defined in Executive’s employment agreement, as amended) prior to the Completion Date.
     3. To the extent any Options are incentive stock options issued to Executive in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), Executive acknowledges and agrees that the foregoing amendments shall convert such Options from incentive stock options to non-qualified stock options which are not intended to meet the requirements of Section 422 of the Code. Executive expressly consents to the conversion of any Options that constitute incentive stock options to non-qualified stock options by virtue of the foregoing amendments to Executive’s Option Agreements.
     4. Except as set forth in this Amendment, the terms and conditions of the Option Agreements shall remain in full force and effect.
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     IN WITNESS WHEREOF, the Parties have executed this Stock Option Agreement Amendment as of the date first set forth above.

AVALON PHARMACEUTICALS, INC.
By:	/s/ Kenneth C. Carter
Name:
Title:	CEO and President

EXECUTIVE:
/s/ Gary Lessing
Gary Lessing

Attachment A
Option Agreements

Grant	#	Grant
Date	Shares	Price
10/23/2001	46,875	$3.20
05/03/2002	12,500	$3.20
10/26/2005	27,710	$6.00
10/26/2005	15,833	$6.00
11/30/2005	28,713	$5.50
11/30/2005	54,543	$5.50
12/06/2006	86,185	$3.80
12/06/2006	26,315	$3.80

	298,674